                                                                   EXHIBIT 10.14


                                  CONFIDENTIAL

***PORTIONS OF THE EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. THE COMPLETE EXHIBIT, INCLUDING THE PORTIONS FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                COLLABORATIVE RESEARCH AND DEVELOPMENT AGREEMENT

        This Collaborative Research and Development Agreement ("Agreement"), dated 01 September 1995, is entered into by and between:

        E. I. du Pont de Nemours and Company, a corporation organized under the laws of the State of Delaware (hereinafter "DUPONT"), with principal offices located at 1007 Market Street, Wilmington, DE 19898,

and

        Genencor International, Inc., a corporation organized under the laws of the State of Delaware (hereinafter "GENENCOR"), with principal offices located at 4 Cambridge Place, 1870 South Winton Road, Rochester, NY 14618.

                                   WITNESSETH

        Whereas, DUPONT and GENENCOR are mutually interested in aspects of fermentation technology relating to the development of biological sources of, among other things, useful chemical intermediate compounds;

        Whereas, DUPONT is interested in the feasibility of introducing a biologically-sourced chemical as an intermediate in certain of its polymer, fiber or other businesses;

        Whereas, GENENCOR has expertise in the feasibility and optimization of fermentative routes for the synthesis of chemical intermediates; and

        Whereas, both Parties anticipate that combining the strengths of their respective organizations in a program of joint research and development will increase the likelihood of achieving commercialization of a particular biologically-sourced Compound;

        NOW THEREFORE, DUPONT and GENENCOR enter into the "Agreement" and agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

        For purposes of this Agreement, the teens set forth hereinafter shall be defined as follows:



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                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement


        1.1 "Affiliate" shall mean any person or entity which directly or indirectly through one or more intermediary controls, is controlled by, or is under common control with a Party. "Control" shall mean the possession of greater than fifty percent (50%) of the voting stock or the power to direct or cause the direction of the management and policies of the controlled entity, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, neither Eastman Chemical Company (EMN) nor Cultor, Ltd. (Cultor) shall be treated as an Affiliate of GENENCOR.

        1.2 "Agreement" shall mean this Agreement.

        1.3 "Bioprocess" shall mean a process developed during the term of the Agreement for the production of Compound X using living cells.

        1.4 "By-Products" shall mean isolatable compounds or substances, other than Compound X, produced by or during the Bioprocess.

        1.5 "Designated Organism(s)" shall mean organisms designated by GENENCOR under the Termination provisions of Paragraph 10.5.

        1.6 "Cash Cost of Manufacturing" ("CCOM") shall mean the *** but excluding *** associated with the manufacture of *** of Compound X by means of a Bioprocess. The method of CCOM calculation is set forth in Article 4 herein.

        1.7 "Commercial Phase" shall mean the period after the Pre-Commercial Phase cap of *** has been achieved.

        1.8 Commercial Specification for Compound X will be determined by DUPONT after review and comment by GENENCOR within *** of the Effective Date. The final Commercial Specification will define monomer that yields a fully functional commercial grade polymer which is acceptable in a commercial polymerization process. "Fully functional, commercial grade polymer" will be characterized by the performance of Bioprocess Compound X in a series of tests. The series of tests to define this performance standard shall be specified at the time the Commercial Specification is finalized and shall include *** comparable to the performance of polymer produced from petrochemical Compound X. The performance standards for Bioprocess Compound X shall not exceed the performance standards of petrochemical Compound X. Appendix 1.8 is provided as an example specification only for Compound X and is not intended to be a starting specification for Compound X.

        1.9 "Compound X" shall mean 1,3-propanediol (also referred to as "PN13") and any intermediate used in its preparation and any compound or product derived from 1,3-propanediol.

        1.10 "Confidential Information" shall mean all technical information, know-how, trade secrets and all documents and materials reflecting the same, including, without limitation patents, patent applications, inventor's certificates, utility models, copyrights, and other proprietary rights related thereto, relating to prototypes, materials, compositions, devices, methods, or procedures in the research and development, manufacture, use or sale of Compound X, as well as specifi-

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                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement

cations for any product, test results and data, notebooks, notes and memorandum, software, manuals, and drawings relating to the research and development, manufacture, use or sale of Compound X.

        1.11 "DUPONT Field" shall mean the research, preparation, manufacture, use or sale of Compound X.

        1.12 "DUPONT Confidential Information" shall mean any Confidential Information disclosed by DUPONT, pursuant to this Agreement.

        1.13 "Effective Date" of the Agreement shall be 1 September 1995.

        1.14 "GENENCOR Confidential Information" shall mean any Confidential Information disclosed by GENENCOR pursuant to this Agreement.

        1.15 "Industrial Enzymes" shall mean proteins and enzymes produced by living cells which catalyze reactions useful in industrial applications.

        1.16 "Inventions" shall mean any invention, patentable or otherwise, which arises out of the R&D Program, and which is first conceived and/or reduced to practice during the term of the R&D Program.

        1.17 "Party" shall mean DUPONT and Affiliates or GENENCOR and Affiliates, as the case may be, and "Parties" shall mean DUPONT and GENENCOR and their respective Affiliates.

        1.18 "Patent Rights" shall mean rights arising from any patent application or patent (foreign or domestic) which cover Inventions, including any and all divisions, continuing cases, reissues, reexaminations, additions, substitution cases, renewals, and extensions thereof.

        1.19 "Pre-Commercial Phase" shall mean the period starting with the first Bioprocess production of Compound X meeting the Commercial Specification up to the cumulative Bioprocess production of *** of Compound X meeting the Commercial Specification.

        1.20 "R&D Program Quarter" shall mean each successive three (3) month period beginning with the date on which the R&D Program is initiated, 1 September 1995.

        1.21 "Royalty Inflation Index" shall mean the Producer Price Index for Intermediate Material less Food and Feeds as published in the Statistical Abstract of the US Department of Commerce.

        1.22 "Selected Microbial Pathways" shall mean a specific portion of the *** to 1,3-propanediol pathway, specifically the portion relating to the conversion of *** to 1,3-propanediol.

        1.23 "Third Party(ies)" shall mean any person or persons including any individual business entity, partnership, corporation, or other entity other than DUPONT and Affiliates or

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                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement

GENENCOR and Affiliates. "Third Party" specifically includes Eastman Chemical Company and Cultor, Ltd. which companies each own a 50% interest in GENENCOR. Nevertheless the Special Confidentiality provision of Paragraph 9.4 shall be observed with respect to EMN and Cultor.

                                    ARTICLE 2
                 CQLLABORATIVE RESEARCH AND DEVELOPMENT PROGRAM

        2.1 Steering Committee. Each Party will appoint three of its employees to serve on a Steering Committee. The purpose of the Steering Committee is to oversee, guide and monitor the conduct of the R&D Program under this Agreement. Each Party has one (1) vote total on any matter within the scope of the R&D Program coming before the Steering Committee. To ensure the success of the R&D Program, the Steering Committee will meet regularly, and at least quarterly, to review and discuss the progress of the R&D Program. The Steering Committee will:

        - function as a communication device to each Party's corporate management;

        - monitor the rights and obligations of the Parties under the Agreement;

        - facilitate the development of the overall relationship between the Parties;

        - review, approve and administer the Program's technical goals, plans and budget for the R&D Program;

        - consider strategic issues such as intellectual property strategy;

        -    manage team recognition and team building issues;

        - propose to the Parties amendments or modifications to the Agreement; and the like.

Matters outside the scope of the R&D Program and internal to each Party are not under the purview of the Steering Committee. Such matters include but are not limited to determination of internal personnel policies and programs, budgeting, finance, commercial and marketing strategies, and business decisions. However, the Parties agree to communicate with each other promptly on those matters which, while outside the scope of the R&D Program, nevertheless may reasonably be expected to influence the conduct or term of the R&D Program or the commercialization of Compound X.

        2.2 Research and Development Program. Using the Steering Committee as the device through which agreement is reached, DUPONT and GENENCOR will jointly agree on the research and development work to be performed under the Agreement, including which Party is responsible for such work, whether it is to be performed jointly by the Parties or solely by one of the Parties, relevant time lines for progress of such work and such other factors as are deemed necessary and appropriate to conduct the work. A summary of the work to be performed under

                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement

the Agreement, including the initial R&D Program proposal (the "R&D Program"), is attached to and incorporated in the Agreement as Appendix 2.2.

        2.3 GENENCOR Research and Development Expenses.

               (a) R&D Expenses. DUPONT will pay GENENCOR's *** R&D expenses for work on the R&D Program up to a maximum of *** per year for five (5) years as adjusted for inflation according to Paragraph 2.4. This payment is based on the man-month(s) expended by GENENCOR in support of the R&D Program.

               (b) Quarterly R&D Expense Payments. DUPONT agrees to make quarterly payments to GENENCOR within thirty (30) days of the date DUPONT receives the last of GENENCOR's monthly reports of man-months expended on behalf of the R&D Program during the previous R&D Quarter.

               (c) Staffing Levels. Staffing levels will be mutually agreed to by the Parties through the operation of the Steering Committee and based on the needs of the R&D Program. The overall levels of personnel allocated to the R&D Program will be reviewed and adjusted quarterly by the Steering Committee to reflect the needs of the R&D Program. It is expected that GENENCOR will allocate categories of personnel on an annual basis as follows:

                      (i) an average of *** Scientific Personnel; the term "Scientific Personnel" referring to exempt level scientific staff members and non-exempt technical persons; and

                      (ii) an allocated equivalent of *** Support Personnel; the term "Support Personnel" referring to nonexempt or exempt administrative or technical persons and/or director or higher management level staff members.

               (d) Confirmation of Monthly Staffing. To assist DUPONT in accounting for R&D Program costs, GENENCOR will provide to DUPONT a monthly report confirming the man-months expended during the prior month. Support Personnel time allocated to the R&D Program will be monitored as shown in Appendix 2.3 hereof based on a ratio (to be determined) of allocable manpower of Scientific Personnel who prepared time sheets to allocable Support Personnel. The equivalent Support Personnel man-month efforts for the succeeding R&D Program Quarter will be based on the most recent ratio established by the Steering Committee as part of its quarterly overall review of staffing.

        2.4 Inflation Adjustment. R&D costs are to be adjusted annually for inflation using the Consumer Price Index published by the US Department of Commerce. The inflation adjustments will be effective on 1 September of each year beginning in 1996.

        2.5 Related DUPONT Research and Development Expenses. DUPONT will pay all its own R&D and administrative expenses for work on the R&D Program, with no cost sharing by GENENCOR.

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                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement

                                    ARTICLE 3
                              R&D-BASED MILESTONES

        3.1 R&D based Milestones. Upon agreement by the Parties based on the Steering Committee's review of the scientific data and results of the R&D Program that a particular R&D based milestone (Generation I, Il or III) was achieved, DUPONT will make certain non-refundable, lump sum payments to GENENCOR. The technical success Milestones which trigger such lump sum payments are provided in Table I. The timelines or other factors affecting payment and the relevant payment amounts are provided in Table II.

        3.2 Generation I and II Milestones. Generation I and II milestones are reached when all *** technical parameters *** are met or exceeded based on *** out of ***, provided the average value of the *** meets or exceeds the *** parameters of Table I. Generation I technical parameters must be met at *** scale or larger. Generation II technical parameters must be met at *** scale or larger.

        3.3 Generation III Milestones. Generation III milestones are reached when all *** technical parameters *** for *** processing as set forth in Table I, are met or exceeded at a scale of *** or larger, or that the equivalent parameters for a continuous process are met. The method for translating the batch process parameters to continuous process parameters will be agreed upon by the Parties through the Steering Committee promptly after the completion of the Generation III milestone.

        3.4 Timing of Payment. Promptly, and no later than sixty (60) days after the Steering Committee determines that a Milestone has been met, DUPONT shall pay GENENCOR the applicable Milestone Payment.

                                     Table I
                          TECHNICAL SUCCESS MILESTONES

     R&D Goal             ***
     --------
     GEN I
     GEN II
     GEN III4

***

                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement


                                    Table II
                            TIME LINES/PAYMENT AMOUNT

                            Estimated Completion Date
    R&D Goal                 From Start of R&D Program               Payment to GENENCOR
    --------                 -------------------------               -------------------

GEN I                                  ***                                   ***
GEN II                                 ***                                   ***
                                       ***                           Payment to GENENCOR
                                                                     -------------------

GEN III                                ***                                   ***

1   Based on recovered Compound X, assuming *** recovery.
2 For yield rates of GEN III between the stated ratios of Table II, the milestone payment will be interpolated.

                                    ARTICLE 4
                   PRE-COMMERCIAL AND COMMERCIAL E MILESTONES

        4.1 Pre-Commercial Milestone. DUPONT will pay GENENCOR a non-refundable, lump sum payment of *** upon the cumulative Bioprocess production of *** of Compound X meeting the Commercial Specification during the Pre-Commercial Phase, regardless of whether the so-produced Compound X are made by DUPONT, or for DUPONT by a toll manufacturer, or by GENENCOR.

        4.2 Commercial Milestones. DUPONT shall pay GENENCOR a non-refundable, lump sum bonus payment upon the production of Compound X which meets or exceeds Commercial Specification during a *** period of operating time as described in Paragraph 4.3 hereof, on a non-campaign, manufacturing basis. The Steering Committee will determine whether or not a bonus milestone payment under Paragraph 4.2 is due to GENENCOR and the amount of such payment, if any, such determination based on its review of the relevant data, Paragraphs 4.3, 4.4, and the schedule of payments of Table III.

        4.3 Operating Time. The *** period of operating time referred to in Paragraph 4.2 is to be elected prospectively at GENENCOR's discretion from the first eighteen (18) months of "Actual Operating Time" in a manufacturing plant. "Actual Operating Time" as used herein means non-campaign, manufacturing operating time whereby Commercial Specification material is produced and continuity of operation is achieved in the fermentation process sufficient to feed the downstream recovery process of Compound X. In the event unexpected or atypical situations or occurrences arise during the *** period which result in non-representative average CCOMs, and upon mutual agreement of the Parties that such results are non-representative, then GENENCOR may elect prospectively a further *** period of operating time for purposes of achieving production of Compound X pursuant to this Paragraph. CCOM determination is subject to reasonable auditing procedures.

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                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement


        4.4 CCOM Calculation. The amount of the bonus Commercial Milestone payment and Royalty rate calculations are determined by the CCOM of Compound X in a commercial scale manufacturing plant according to the schedule of Table III herein and the following equation for calculating CCOM:

        CCOM = ***

        Appendix 4.4 shows hypothetical values for applying this formula.

               (a) "Cost Element" shall mean individual components of the Bioprocess including, for example, ***. Each Cost Element contributes positively or negatively to the CCOM.

               (b) "Price95" is the 1995 price per unit of the Cost Element and will be agreed to by the Parties based on one of the following sources:

                      (i) ***;

                      (ii) public source(s) as agreed upon by the Parties;

                      (iii) if either Party has access to lower priced material, such price will be used;

                      (iv) for items not anticipated or not quantifiable as of the Effective Date, price at commercialization as deflated back to 1995 price levels using the Producer Price Index for Intermediate Material less Food and Feeds as published in the Statistical Abstract of the U.S. Department of Commerce.

               (c) "Cash Conversion Cost" excluding depreciation is fixed at *** of Compound X.

               (d) Each By-Product has an economic value depending upon whether it is sold, recycled or disposed of upon removal from Bioprocess. This economic value will be deflated back to 1995 as described in Paragraph 4.4b (iv). Total costs and credits for the disposition of By-Products shall be calculated for use in determining CCOM of Compound X. The particular disposition methods used in the calculation of CCOM shall be determined as follows:

                      (i) If such total amount is less than or equal to *** of the CCOM of Compound X, DuPont solely shall select the particular methods of By Products disposition on which to base the CCOM calculation; and

                      (ii) If such total amount exceeds *** of the CCOM of Compound X and either Party can verify a lower cost or higher value disposition method for any By-Product than that used in the initial calculation of CCOM, then such disposition method will be used in the calculation of CCOM, provided such method meets or exceeds applicable governmental regulations as of the date of the CCOM calculation.

                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement


        Depreciation expenses shall be excluded from the calculation of net cost of By-Product disposition.

               (e) The CCOM arrived at under the operation of Paragraph 4.4 is solely for the purpose of determining Commercial Milestone payments and Commercial Royalties due to GENENCOR. Choice of actual manufacturing processes and disposition methods of By-Products are solely the responsibility of DuPont.

                                    Table III

     CCOM* in Commercial Scale Mfg. Plant                Bonus Milestone Payment
     ------------------------------------                -----------------------
                  ***                                           ***

* For CCOMs in between the stated rates, the bonus milestone payment to GENENCOR will be interpolated.

                                    ARTICLE 5
                            PRODUCT COMMERCIALIZATION

        5.1 Plant Capital Costs. All plant capital costs for production of Compound X will be borne by DUPONT, with no cost sharing by GENENCOR.

        5.2 Other Commercialization Costs. All sales and marketing, manufacturing, R&D and administrative costs for the commercialization of Compound X will be borne by DUPONT.

        5.3 Subsequent Commercialization Agreement. It is anticipated that upon commercialization of Compound X a further commercialization agreement may be necessary in order to reflect the specifics of such commercialization. In the event a commercialization agreement is negotiated by the Parties, it is the Parties' intention to incorporate the commercial terms set forth herein, taking into consideration other business and commercial factors as appropriate.

                                    ARTICLE 6
                          ROYALTY PAYMENTS TO GENENCOR

        6.1 Pre-Commercial Royalty. DUPONT will pay GENENCOR a royalty of *** on *** Compound X made by Bioprocess during the Pre-Commercial Phase, whether or not such Compound X meets the Commercial Specification (the "Pre-Commercial Royalty").

        6.2 Commercial Royalty. DUPONT will pay GENENCOR a *** royalty (the "Commercial Royalty") *** of Compound X made by Bioprocess during the Commercial Phase and released for manufacture or sale. The *** Commercial Royalty is based on the CCOM of Compound X *** and set forth in Table IV herein. CCOM determination is to be that of Paragraph 4.2, 4.3 and 4.4 above and subject to reasonable auditing procedures.

                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement

                                    Table IV

               CCOM*                    Royalty Rate *** of Compound X
               ----                     ------------------------------
                                                   ***
                ***

* For CCOM figures falling between the specified rates, the Commercial Royalty rate will be interpolated.

        6.3 Adjustment of Royalty Rates for Inflation. Pre-Commercial and Commercial Royalty rates have been determined on a 1995 dollars basis; thus the Royalties will be adjusted annually on a calendar year basis based on the Royalty Inflation Index.

        6.4 Commercial Royalty Schedule. Commercial Royalty rates set forth in Table IV are applicable to the first *** of Compound X produced annually on a calendar year basis. The Commercial Royalty rates will be reduced to *** of the rates specified in Table IV for production of between *** of Compound X within the calendar year. For a production of Compound X greater than *** within the calendar year, the Commercial Royalty rate will be reduced to *** of the rates specified in Table IV herein.

        6.5 Royalty Payment. Royalties will be paid monthly within sixty (60) days after the last day of each month, for a period of thirteen (13) years from the beginning of the Commercial Phase or eighteen (18) years from Effective Date of the Agreement, whichever period is shorter.

        6.6 Format of Royalty Payments. Each payment to GENENCOR hereunder shall be made in U.S. Dollars and sent along with a copy of a report on *** of Compound X produced by Bioprocess during the reporting period to GENENCOR under separate cover at the address provided in Paragraph 11.6 or as otherwise agreed to by the Parties.

        6.7 Record Retention. Each Party shall keep adequate records in sufficient detail to enable the royalties due from that Party to be determined and to confirm the accuracy of calculation of all payments hereunder. Such records shall be retained for no less than a two (2) year period in which any such payments are made hereunder.

        6.8 Royalty Audit. GENENCOR may, no more than one time per calendar year, have an independent representative of a certified public accounting firm inspect and audit the accounts, records, and reports generated by or for DUPONT relating to the manufacture of Compound X and all other facts or matters relating to the calculation of royalties due hereunder; provided, however, that the independent representative identified by GENENCOR seeking such review is approved by DUPONT, which approval shall not be unreasonably withheld, such review will be only during normal business hours, and such review will be at the sole expense of GENENCOR. The independent certified public accountant shall not disclose to GENENCOR any financial information except as necessary with respect to the accuracy of reports and payments made under this Agreement. In the event that such accountant concludes that discrepancies exist between the royalties paid and the royalties actually due, such discrepancies will be promptly corrected.

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                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement

                                    ARTICLE 7
                              INTELLECTUAL PROPERTY

        7.1 Joint Ownership of Inventions and Patent Rights. Inventions and Patent Rights, regardless of inventorship, shall be owned jointly by the Parties subject to contractual rights of each Party relating to the right to use such Inventions for commercial purposes. The right to use such Inventions for commercial purposes shall be controlled as follows:

        7.2 Compound X Inventions. For Inventions which relate to Compound X including:

               (a) compounds, processes and compositions of matter;

               (b) the manufacture, use or sale of Inventions pursuant to this Paragraph 7.2;

               (c) use within the DUPONT Field of enzymes within the Selected Microbial Pathways leading to Compound X;

               (d) the biomaterial processing and use of such biomaterial processes in the DUPONT Field; and

               (e) the manufacture, use and sale of products incorporating or made using Compound X,

DUPONT shall have an exclusive license pursuant to Paragraph 8.2 (even as to GENENCOR) to make, have made, use, import, offer for sale, sell and license any product(s) and/or process(es) embodying the Inventions set forth in this Paragraph 7.2, pursuant to a reasonable and customary license agreement to be negotiated by the Parties. Such license agreement shall at a minimum include provisions relating to (a) a reasonable royalty and/or such other compensation as is customary for the industry and market in which any product and/or process embodying the Invention is to be commercialized, (b) the diligent commercialization of any product(s) and/or process(es) embodying the Inventions by DUPONT or its licensee such that if DUPONT or its licensee does not commercialize a product or process embodying the Invention(s) within its exclusive field within five (5) years from the expiration or termination date of this Agreement, GENENCOR can request release from the exclusive license granted to DUPONT pursuant to Paragraph 8.2 relating to the Inventions, and (c) such other terms as shall be negotiated in good faith by the Parties.

        7.3 Industrial Enzyme Inventions. For Inventions which relate to Industrial Enzymes (including enzymes within the Selected Microbial Pathway) including:

               (a) compounds, processes and compositions of matter;

               (b) biomaterial processing for the purification of Industrial Enzymes; and

               (c) the manufacture, use or sale of Industrial Enzyme products and/or processes embodying such Inventions outside the DUPONT Field,

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                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement

GENENCOR shall have an exclusive license pursuant to Paragraph 8.3 (even as to DUPONT) to make, have made, use, import, sell and license any product(s) and/or process(es) embodying the Inventions set forth in this Paragraph 7.3, pursuant to a reasonable and customary license agreement to be negotiated by the Parties. Such license agreement shall at a minimum include provisions relating to (a) a reasonable royalty and/or such other compensation as is customary for the industry and market in which a product or process embodying the Invention is to be commercialized; (b) the diligent commercialization of products and processes embodying the Inventions by GENENCOR or its licensee such that if GENENCOR does not commercialize such Inventions within its exclusive field within five (5) years from the expiration or termination date of the Agreement, DUPONT can request release from the exclusive license granted to GENENCOR pursuant to Paragraph 8.3 relating to the Inventions; and (c) such other terms as shall be negotiated in good faith by the Parties.

        7.4 Other Inventions. For any other Invention not specified in Paragraph
7.2 or 7.3 hereof, including Inventions which relate to microbial expression systems, carbon flow in a microbial pathway, fermentation systems, gene cloning, cofactor regeneration, and sustainable biocatalysis, each Party shall be free to make, have made, import, use, offer for sale, sell, or license products and/or processes embodying such Inventions subject to the following:

               (a) a reasonable royalty or other compensation to the other Party as is customary for the industry and market in which a product and/or process embodying the Invention is to be commercialized and as shall be negotiated by the Parties;

               (b) subject to Subparagraph 7.4(c) hereof, GENENCOR shall have the exclusive rights (even as to DUPONT) to license the Inventions of Paragraph
7.4 to Third Parties;

               (c) DUPONT's right to make, have made, use, offer for sale, sell, import or export products and/or processes embodying the Inventions of Paragraph
7.4 shall be limited to their use in basic research activities and activities to support its present and future businesses (excluding Industrial Enzyme business). DUPONT's right to license the Inventions of Paragraph 7.4 shall be limited to (a) licenses necessitated by the divestiture of a present or future DUPONT business (which divestiture, for purposes of this Agreement, requires more than merely a divestiture of R&D efforts in a given technology area) and only to the extent such license is necessary for the acquiring entity to operate the DUPONT divested business; and (b) licenses required for DUPONT to "have made" products and/or processes embodying such Inventions in support of its present or future businesses (excluding Industrial Enzyme business);

               (d) DUPONT's rights under Subparagraph 7.4(c) shall further exclude the right to make, have made, use, sell, import, export or license products and/or processes embodying Inventions of Paragraph 7.4 for the manufacture, use, or sale of *** or intermediates or derivatives thereof;

               (e) notwithstanding any of the provisions of this Paragraph 7.4, DUPONT shall have the exclusive right to make, have made, use, offer for sale, sell, import or export Compound X.

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                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement

        7.5 Ownership of Background Inventions. Subject to DUPONT's rights with regard to Compound X as set forth in Paragraph 7.2, to the extent either Party owns inventions which have been conceived and/or reduced to practice prior to the Effective Date of the Collaborative R&D Program (hereinafter "Background Inventions"), such Background Inventions shall remain the sole property of that Party, provided that to the extent the other Party may require a license under such Background Inventions in order to commercialize Compound X as contemplated by the Agreement, such license shall be granted on a royalty free basis.

        7.6 Preparation / Prosecution of Patent Applications. All reasonable costs (excluding internal time and costs) associated with the filing, prosecution and maintenance of any patent applications or patents covering Inventions shall be shared by the Parties. The Parties through the Steering Committee will agree who shall prepare, file and prosecute any given patent application taking into consideration the nature of the Invention, the rights of either Party to commercialize products and/or processes embodying the Invention as set forth in this ARTICLE 7, and the expertise of the Parties relating to the Invention. The Parties shall cooperate in the preparation and filing of any patent applications, including sharing copies of such intended filings with adequate time for review and comment by the other Party.

        7.7 Acquisition of Third Party Intellectual Property. The Parties through the Steering Committee will mutually agree how and whether to license any intellectual property owned or controlled by Third Parties which may be necessary to meet the objectives of the R&D Program of this Agreement.

        7.8 No Implied License or Right. No license or right is granted by implication or otherwise with respect to any patent application or patent except as specifically set forth herein.

        7.9 Infringement of Third Party Patents by the Parties. Should either Party become aware of any patent that would be infringed by the practice of the Inventions licensed herein, including Background Inventions, or be sued for infringement thereof, that Party shall notify the other Party promptly in writing. The Parties shall promptly discuss and decide the best way to defend such action, proceeding or suit, provided, however, that the Party having the exclusive commercialization rights in the field for which infringement is alleged, shall have the primary right and obligation to defend such action, proceeding or suit.

        7.10 Infringement of Patent Rights by Third Parties. Because the Patent Rights detailed herein are jointly owned, in the event of any infringement of any such Patent Rights, the Parties will promptly discuss and decide how to enforce such patent Rights against an alleged Third Party infringer. The Parties will cooperate in any action taken to enforce the Patent Rights and will reach agreement on various issues relating to any such enforcement action including, but not limited to, determining which Party will lead such enforcement action, and any settlement discussions, cost sharing and award sharing (if any).

                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement

                                    ARTICLE 8
                          GRANT OF RIGHTS TO INVENTIONS

        8.1 Need for Grant of Licenses to Inventions. Each Party recognizes it may be necessary to grant to the other Party licenses for certain intellectual property in order to carry out the objectives of this Agreement.

        8.2 Grant by Genencor. GENENCOR hereby grants to DUPONT and DUPONT hereby accepts an exclusive, worldwide license to Patent Rights for Inventions in the categories set forth in Paragraph 7.2 relating to Compound X. The specific terms and conditions of such license to DUPONT are to be negotiated by the Parties in good faith.

        8.3 Grant by DuPont. DUPONT hereby grants to GENENCOR and GENENCOR hereby accepts an exclusive, worldwide license to Patent Rights for Inventions in the categories set forth in Paragraph 7.3 relating to Industrial Enzymes. The specific terms and conditions of such license to GENENCOR are to be negotiated by the Parties in good faith.

        8.4 Other Licenses to Inventions. Upon notice by either Party to the other Party that a license is needed to the Inventions referred to in Paragraph
7.4 which relate to microbial expression systems, carbon flow in a microbial pathway, fermentation systems, gene cloning, co-factor regeneration, and sustainable biocatalysis, the Parties shall promptly undertake to negotiate and grant such license. The specific terms and conditions of any such license under this Paragraph 8.4 shall reflect the principles set forth in Subparagraphs 7.4(a)-(e).

                                    ARTICLE 9
                                 CONFIDENTIALITY

        9.1 Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, each of the Parties agrees that for five (5) years from the date of termination of this Agreement it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose, other than as provided for in this Agreement, any Confidential Information furnished to it by the other Party or for which it has otherwise agreed to maintain in confidence pursuant to this Agreement, except to the extent that it can be established by competent proof by it that such Confidential Information:

               (a) was already known to it, other than under an obligation of confidentiality, at the time of disclosure by the other Party as shown by prior written records;

               (b) was generally available to the public or otherwise part of the public domain at the time of disclosure to it;

               (c) became generally available to the public or otherwise part of the public domain after disclosure and other than through any act or omission of it in breach of this Agreement;

                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement

               (d) was disclosed, on a non-confidential basis, to it by a Third Party who had no obligation to the other Party not to disclose such information to others; or

               (e) is developed independently by the receiving Party.

        9.2 Material Transfers. The Parties agree that transfers of biological material during the term of this Agreement are controlled by the Master Material Transfer Agreement, attached as Appendix 9.2 and incorporated into this Agreement. Further, the Parties shall maintain a log of such transferred materials.

        9.3 This Agreement. The Parties agree that the existence, material terms, and the subject matter of this Agreement shall be considered Confidential Information of both Parties. The Parties will consult with one another and agree on the provisions of this Agreement to be redacted in any filings made by the Parties with the Securities and Exchange Commission or other government agency or as otherwise required by law or regulation. Notwithstanding the foregoing, each Party shall have the right to disclose in confidence the material terms of this Agreement to Third Parties retained by such Party to perform legal, accounting or similar services and who have a need to know such terms in order to provide such services.

        9.4 Special Confidentiality. The Parties further specifically acknowledge that, as of the Effective Date of this Agreement, Eastman Chemical Company ("EMN") and Cultor, Ltd. ("Cultor") each own fifty per cent (50%) interest in GENENCOR and that EMN & Cultor operate businesses with potentially competing interests as against DUPONT. Therefore, to ensure the confidentiality of DUPONT Information, GENENCOR specifically agrees not to disclose DUPONT Information or Confidential Information to EMN or to Cultor.

        9.5 Authorized Disclosure to Party Employees. Each Party may disclose Confidential Information belonging to the other Party to its own employees to the extent such disclosure is reasonably necessary for the following:

               (a) research and development within the Collaborative Research and Development Program;

               (b) filing or prosecuting patents within Licensed Patent Rights;

               (c) prosecuting or defending litigation;

               (d) complying with applicable governmental regulations; and

               (e) evaluating toll manufacturing opportunities or developing cost estimates for same.

        9.6 Authorized Disclosure to Certain Third Parties. Either Party may disclose the other Party's Confidential Information to Third Parties retained by the disclosing Party to the extent that such disclosure is reasonably necessary for the provision by the Third Party of Third Party's engineering, design, construction or toll manufacturing services pursuant to the

                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement

commercialization of Compound X, provided that any such Third Party signs a Confidentiality Agreement consistent with the provisions of Paragraphs 9.1, 9.2 and 9.3 herein.

        9.7 Notice of Disclosure. In the event a Party wishes to make a disclosure of the other Party's Confidential Information to Third Parties with regard to activities pursuant to Paragraphs 9.3 and 9.6, it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure. In any event, each Party agrees to take all reasonable action to avoid disclosure of the other Party's Confidential Information hereunder.

                                   ARTICLE 10
                               TERM & TERMINATION

        10.1 Term of the Agreement. This Agreement, unless terminated sooner as provided elsewhere herein, shall expire five (5) years from the Effective Date of the Agreement, which term can be extended by mutual agreement of the Parties.

        10.2 Material Breach. In the event that any material provision of this Agreement is breached by either Party, the non-breaching Party upon sixty (60) days' written notice to the breaching Party may terminate this Agreement. However, if such breach is corrected within the sixty (60) day period and there are no unreimbursed damages resulting from the breach, the Agreement shall continue in force.

        10.3 Termination. DUPONT may terminate the Agreement for any reason by giving GENENCOR written Notice of Termination. During a three-month period following such Notice of Termination (the "Termination Period"), DUPONT shall pay the fully allocated R&D costs of GENENCOR as specified above in ARTICLE 2, provided that GENENCOR will use its best efforts during such initial three month period to end work on the R&D Program, such efforts to include the transfer of all relevant technology to DUPONT, including the designation and transfer of Designated Organisms as more fully detailed below in Paragraph 10.5. DUPONT has the option to permit up to an additional three month termination period ("the Additional Termination Period") during which time GENENCOR will end all work on the R&D Program and will transfer all relevant technology to DUPONT. During the Additional Termination Period, if any, DUPONT will pay only those costs incurred by GENENCOR relating to ending the R&D Program and transfer of technology. In any case, the R&D Program shall end no later than six (6) months after the Notice of Termination of this paragraph. The Parties will agree on the work and resources, including personnel, necessary to end the R&D Program during the Termination period and/or the Additional Termination Period, if any, and the process to transfer the relevant technology (collectively, "the Activities") as provided under this Agreement.

        10.4 Continuing Rights and Obligations. Temnination of the Agreement for any reason shall not relieve either Party of its rights or obligations including rights and obligations relating to:

        -       the keeping of records and the provision of reports (Article 6);

                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement

        - any liability hereunder for damages to either Party resulting from the unauthorized disclosure or use of any Confidential Information by the other Party (Article 9);


        - any Inventions made during the R&D Program and any intellectual property rights arising therefrom including obligations to diligently file, prosecute and maintain such and to license such intellectual property (Articles 7 and 8);

        -       non-use and non-disclosure obligations (Article 9); and

        - payment of expenses, milestones, royalties or other amounts accrued as of the time of such termination or payment of such milestones, royalties or other amounts as may later arise (Articles 3-8 and 10).

Promptly upon termination, if not before, the Parties shall negotiate in good faith the applicable terms and conditions of any license contemplated by this Agreement.

        10.5 Designated Organisms. Within forty-five (45) days of the Notice of Termination to GENENCOR, GENENCOR shall designate in writing:

                      (1) three organisms, provided that all three (3) organisms are not from the same genus and species ("Designated Organism(s)"); and

                      (2) pertinent growth conditions for each Designated Organism(s). Testing of the Designated Organism(s) will be conducted as described in Paragraph 3.2 hereinof for the R&D-Based Milestones.

        10.6 R&D Milestone Payments.

               (a) R& DMilestones Payments. Following termination of this Agreement, the basis for determining whether or not a particular R&D Milestone payment is due and the amount of such payment shall be the results of testing of Designated Organisms designated by GENENCOR as in Paragraph 10.5 above. To qualify for a given R&D-based Milestone payment, a Designated Organism must meet the performance standards for *** set out in Article 3 herein.

               (b) Interpolation Between R&D Milestone Payments. Following termination of this Agreement for reasons other than breach by GENENCOR and if performance of at least *** of the difference between the previously met R&D Milestone target and the next unmet R&D Milestone target is achieved, DUPONT will pay GENENCOR at least *** of the next applicable R&D Milestone target for the next six (6) month period relative to the current applicable milestone. For such performance between *** of the performance standard, DUPONT will pay GENENCOR a linear interpolation between the previously described target and the current R&D Milestone target. [For purposes of illustrating the intent of this provision, an example is provided as Appendix 10.6 hereto.]

                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement

        10.7 Commercialization Following Termination. If after the Termination of the Agreement for reasons other than breach by GENENCOR, DUPONT commercializes Compound X, the following payments will be made to GENENCOR:

                      (i) If DUPONT directly or indirectly commercializes Compound X made by Bioprocess within a *** period from Termination of the Agreement, DUPONT will pay GENENCOR the applicable R&D and/or Commercialization Milestone payment pursuant to ARTICLES 3 and 4 hereof and the applicable royalty as defined in ARTICLE 6 hereof, in full, as though the Agreement had not been terminated.

                      (ii) If DUPONT directly or indirectly commercializes Compound X made by Bioprocess more than *** years after the termination of the Agreement, DUPONT will pay GENENCOR any applicable
        Commercialization Milestone pursuant to ARTICLE 4 hereof the performance of which would have been provided by the Designated Organisms of Paragraph 10.5.

                      (iii) If the R&D Program is terminated for reasons other than breach before "Actual Operating Time" sufficient to calculate CCOM is attained per Paragraph 4.3 herein, then the Parties will negotiate in good faith the applicable milestones and/or royalties according to the general principles of this Agreement.

                      (iv) Furthermore, DUPONT will pay GENENCOR a proportionate royalty, taking into consideration the royalty schedule of Table IV, as a function of the actual years of the R&D Program completed prior to termination and the level of technical success achieved with the GENENCOR Designated Organism(s) versus the Commercialization Milestones. At a minimum, the royalty shall be *** of Compound X. This royalty will be adjusted annually based on the Royalty Inflation Index. [For purposes of illustrating the intent of this provision, an example is provided as Appendix 10.7 hereto].

                      (v) If DUPONT directly or indirectly commercializes a product or process other than Compound X incorporating an Invention, DUPONT shall pay to GENENCOR a royalty or such other compensation as provided for in Paragraph 7.2 and 7.4 hereof.

        10.8 Insolvency or Bankruptcy. Either Party may, in addition to any other remedies available to it by law or in equity, terminate this Agreement by written notice to the other Party (the "Insolvent Party") in the event the Insolvent Party shall have become insolvent or bankrupt, or shall have made an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the Insolvent Party or for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against the Insolvent Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of the Insolvent Party, and any such event

                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement

shall have continued for sixty (60) days undismissed, unbonded and undischarged. Upon the termination of this Agreement by either Party pursuant to this Section 10.8, all rights and licenses granted to the other Party by the terminating Party under this Agreement shall revert to or be retained by the granting Party.

        10.9 Damages. In no event shall either Party be responsible for any consequential damages incurred by the other Party in connection with this Agreement, including, without limitation, lost profits or opportunities or injury to Person or property resulting from the termination of this Agreement.

                                   ARTICLE 11
                            MISCELLANEOUS PROVISIONS

        11.1 Assignment. Neither this Agreement nor any interest hereunder shall be assignable by either Party without the prior written consent of the other Party, provided, however, that either Party may assign this Agreement to any successor by merger or sale of substantially all of its business unit to which this Agreement relates in a manner such that the assigning Party shall remain liable and responsible for the performance and observance of all its duties and obligations hereunder. Grant of a license or sublicense or transfer of technology only shall not constitute "substantially all" of a Party's business. This Agreement shall be binding upon the successors and permitted assigns of the Parties, and the name of a Party appearing herein shall be deemed to include the names of such Party's successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section shall be void.

        11.2 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

        11.3 Force Majeure. Neither Party shall be liable to the other for loss or damages or shall have any right to terminate this Agreement for any default or delay attributable to any Force Majeure, if the Party affected shall give prompt notice of any such cause to the other Party. The Party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled and for thirty
(30) days thereafter, provided, however, that such affected Party commences and continues to take reasonable and diligent actions to cure such disablement.

        11.4 No Trademark Rights. Except as otherwise provided herein, no right, express or implied, is granted by this Agreement to use in any manner the name "GENENCOR" or "DUPONT" or any other Trademark, service mark or trade name of the other Party in connection with the performance of this Agreement.

        11.5 Public Announcements. If either Party desires to, or is required by law to, make a public announcement concerning this Agreement or the subject matter hereof, such Party shall give reasonable prior advance notice of the proposed text of such announcement to the other Party for its prior review and prior written approval.

                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement

        11.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, provided, however, that notices of a change of address shall be effective only upon receipt thereof):

        If to GENENCOR, addressed to:

               GENENCOR INTERNATIONAL, INC.
               4 Cambridge Place,
               1870 South Winton Road,
               Rochester, NY 14618
               Attention: Sr. V.P. of Commercial and Legal Affairs With copy to: V.P. of Research

        If to DUPONT, addressed to:

               Director, Biotechnology Development
               E. I. du Pont de Nemours and Company
               Experimental Station
               P.O. Box 80328
               Wilmington, DE 19880-0328

        11.7 Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

        11.8 Waiver. No provision of the Agreement shall be waived by any act, omission or knowledge of any Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

        11.9 Dispute Resolution. The Parties agree that in the event of a dispute between them arising from, concerning or in any way relating to this Agreement, the Parties shall undertake good faith efforts to resolve any such dispute in good faith. In the event the Parties shall be unable to resolve any such dispute, the Parties will use an appropriate arbitration proceeding such as the American Arbitration Association proceeding. Such proceeding shall take place in New York City with one arbiter to be appointed by each Party and a third arbiter to be appointed by the two designated arbiters.

        11.10 Independent Contractors. The relationship between GENENCOR and DUPONT created by this Agreement is one of independent contract and neither Party shall have the power or authority to bind or obligate the other except as expressly set forth in this Agreement. Except for injury or damage caused solely by the gross negligence of a Party, that Party shall not be liable under any circumstances for any injury or damage done to or suffered by an employee's

                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement

person or property while on that Party's premises and the other Party shall assume all risk of such injury or damage while that employee is on the Party's premises.

        11.11 Disclaimer of Warranties. EXCEPT AS OTHERWISE MAY EXPRESSLY BE PROVIDED HEREIN, EACH PARTY EXPRESSLY DISCLAIMS ALL WARRANTIES TO THE OTHER, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        11.12 Indemnification. For claims arising from activities occurring during the research and development of Compound X made by Bioprocess each Party shall be responsible for its own actions and shall not indemnify the other Party. Upon commercialization of Compound X, DUPONT shall indemnify GENENCOR for claims arising from or related to the manufacture, use or sale of Compound X under the direct or indirect control of DUPONT. DuPont's idemnity shall not apply where the sole cause of the claim is the willful misconduct or gross negligence of GENENCOR.

        11.13 Descriptive Headings. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

        11.14 Governing Law. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of Delaware, U.S.A., provided that all questions concerning the construction or effect of patent applications and patents shall be decided in accordance with the laws of the country in which the particular patent application or patent concerned has been filed or granted, as the case may be.

        11.15 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

        11.16 Entire Agreement of the Parties. This Agreement will constitute and contain the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter of this Agreement.

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective 1 September 1995.

GENENCOR INTERNATIONAL, INC.                 E.I. DU PONT DE NEMOURS AND COMPANY


By: /s/ STUART L. MELTON                     By: /s/ JOSEPH A. MILLER
   ---------------------------------            --------------------------------
   Title: Sr. V.P. of Commercial and            Title: Sr. V.P., Research
          Legal Affairs                                and Development
                                                      --------------------------
                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement


Date: 10/19/95                          Date: 10/24/95
     ----------------------------            ----------------------------

                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement

                                  Appendix 1.8

                  Chemical Composition of Example of Compound X


                                                     Min                   Max
                                                     ---                   ---
1,3 propanediol                                      ***                   ***
***

                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement

                                  Appendix 2.2

        Proposed Research for the Production of 1,3 Propanediol Through ***

        The overall goal of the project is to achieve the benchmarks enumerated in the contract document, and in so doing achieve a CCOM of ***. Both Parties anticipate that achievement of such a CCOM will require the engineering pathways for *** to 1,3-propanediol, the source and pathways for reducing equivalents, and the energy for cell maintenance. In each phase of the program, the tasks will be planned and executed jointly as agreed upon the Steering Committee, with the actual work taking place at the location most appropriate to the task.

        The work will consist of 4 major parts:

               1.     Development of confirmation examples
               2.     Development of first generation strain
               3.     Development of second generation strain
               4.     Development of final, third generation strain and process

A.      Development of Confirmation Examples:

        From initiation through May 10, 1996, the group will demonstrate the *** to 1,3 propanediol process in a variety of organisms. In addition to the known *** and *** will be tested. This will necessitate the sequencing and subcloning of the *** and ***, work that is currently in progress, and the construction of vector/promoter systems appropriate to the target organisms. Information obtained will also be used to guide the overall host selection process.

B.      Development of the First Generation Strain:

        This work will have as its goal the attainment of the first benchmark by the l8th month. Initially the groups will focus on creating the basecase, the toolbox upon which to build the initial production organism. Targets include defining and *** specific *** for the ***, characterizing the ***, and examining and determining the possibility of using the alternate *** to *** pathway. The team will put in place the necessary ***, synthesize the appropriate *** for expression of the target genes and devise and implement all necessary assays and analytical methods for the evaluation of *** intermediates. Concurrently, an engineering model will be constructed to assess *** and *** of candidate host strains. From the first day, *** experiments will be initiated to understand the two halves of the process, *** to 1,3-propanediol, in the current *** models ***. The materials generated in these studies will be used to initiate studies in separations methodology.

        After the first two quarters of research, we hope to have in place all the tools and potential host constructions to enable the development of the initial model production organisms. After the second two quarters of work, we believe that the organism will enter a period of aggressive *** optimization, culminating with hitting the generation I benchmark before the 18th-month target.

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                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement

C.      Development of Second and Third Generation Strains and Processes:

        The first generation strategy for the production of 1,3 propanediol involves the use of *** production organism. In parallel, while constructing the confirmation examples, we will be evaluating several other potential hosts including *** and ***. If any of these alternatives prove more effective, we will change the main thrust of the program to focus on this opportunity. In any case, the low-cost production of the target compound will involve *** in a way that applies to the chosen host organism. For example, ***. These strategies will be employed during the development of the second generation production organism. During this phase, co-development of more than one potential final host may be required.

        In parallel, as a candidate host and early process are defined, we will initiate process recovery of the ***. This will be required to merge the *** and recovery processes to achieve the second and third generation goals.

Project Management and Reporting:

        Over the term of the joint program, the project will be led by a team of two project leaders, one from each Party. In addition, the programs will be divided into a series of subterms as follows, with representation from each company:

               1.     Biochemistry
               2.     Microbiology / Molecular Biology
               3.     *** / Separation / Modelling

        Each subteam will have a site leader responsible for managing workflow in the team.

        The team will communicate primarily via Lotus Notes. Each team member will prepare a short monthly report to be summarized by the subteam leaders (one report/subteam). The joint project leaders will abstract an overall monthly report for communication to the Steering Committee and publication to management. Finally, project status will be reported formally to the Steering Committee in the form of a Quarterly Report to be prepared prior to the joint team Quarterly Meetings.

                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement
                                  Appendix 2.3

                          GENENCOR INTERNATIONAL, INC.
                              SSF TECHNOLOGY CENTER

                                                                       Allocable Manpower
                                                                       ------------------
Professional Scientific Staff Who Prepare Time Sheet by Project               ***
---------------------------------------------------------------              -------

Support Personnel for *** Scientific Staff as SSF:
-------------------------------------------------
Media Prep.                                                        ***
Glass Washer                                                       ***
Culture Collection and Prep.                                       ***
Research Facility Support                                          ***
Site Safety                                                        ***
R&D Human Resources Support                                        ***
Library Support                                                    ***
Local Computer Support                                             ***
Accts. Payable/Local Acctg. Reports                                ***
VP Research & Development                                          ***
Secretarial Support                                                ***
Process Techs. in Rochester Running ***                            ***
                                                                   ***
Total Support Personnel for the Work of 96 Scientific Staff                  ***
-----------------------------------------------------------        -------------

% Support Personnel/SSF Scientific Staff                                     ***
----------------------------------------                           -------------

Resources Applied, but not Included in Support % Ratio:
------------------------------------------------------

Contracted Screening                                               ***
Metabolic Pathway Part-Timers/Consultants                          ***
Karl Sanford, Peg Horn and Ray Chandra's Direct Time on Tiger      ***
Project

Total for Tiger Project                                                      ***
-----------------------                                            -------------
Scientific Staff on Time Sheet                                     ***
Support Personnel at *** Rate                                      ***

                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement

                                  Appendix 4.4

                                   Compound X
                        Cash Cost of Manufacture Example


Item                                   $ /***
----                                   ------
***                                      ***
Media                                    ***
Other Material                           ***
By-products / Waste                      ***
Utilities                                ***
                                         ***
                                         ===
Cash Conversion Cost*                    ***
                                         ===
                                         ***


*    By agreement in Paragraph 4.4(c)., this value is ***

       ***               Units           Unit / lb          $ / unit           $ /***
       ---               -----           ---------          --------           ------
                          ***               ***                ***               ***


        Unit / lb = Conversion X Selectivity X Recovery
               2.0 = (1/0.999) X 1.88 X (1/0.95)

OTHER MATERIAL
                ***
UTILITIES


                Item                     Units        Unit /***      $ / unit        $ /lb
                ----                     -----        ---------      --------        -----
Inert Gas                                M scf           ***           ***            ***
Cooling water                            M gal           ***           ***            ***
Steam                                    M lbs           ***           ***            ***
Electricity                               Kwh            ***           ***            ***
Process Water                            M gal           ***           ***            ***
                                                                                      ===
                                                                                      ***

                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement

                                  Appendix 9.2

                       MASTER MATERIAL TRANSFER AGREEMENT
                              BIOLOGICAL MATERIALS

        As indicated in previous communications, E. I. du Pont de Nemours and Company ("DuPont") and Genencor International, Inc. ("Genencor") have entered into a Collaborative Research and Development Agreement, effective 1 September 1995, to investigate a commercially viable, biological route to Compound X. In support of such research, the transfer of certain biological material (as herein defined) between DuPont to Genencor is desirable. This biological material has been developed by DuPont or Genencor and is extremely valuable in terms of previously invested R&D resources and potential commercial applications. The terms under which DuPont and Genencor are willing to provide samples of biological material are as follows:

1.      Definitions:

        A. "Original Material" means [to be identified in a "log" of all material transferred by either Party to the other Party].

        B. "Material" means Original Material plus Progeny and Unmodified Derivatives thereof and any DNA, RNA, vehicles, constructs, vectors, plasmids, cosmids, protein, and/or cells incorporating Original Material or a component or sequence thereof.

        C. "Progeny" means unmodified descendent from the Original Material, such as virus from virus, cell from cell, or organism from organism.

        D. "Unmodified Derivatives" means substances created by Genencor or DuPont that constitute an unmodified functional sub-unit or an expression product of the Original Material. Some examples include: subclones of unmodified cell lines, purified or fractionated sub-sets of the Original Material, proteins expressed by DNA/RNA supplied by Genencor or DuPont, monoclonal antibodies secreted by a hybridoma cell line, and sub-sets of the Original Material such as novel plasmids or vestors.

        E. "Modifications" mean substances created by Genencor or DuPont that contain or incorporate the Material (Original Material, Progeny, or Unmodified Derivatives).

        F.      "Provider" means the entity transferring the Material.

        G.      "Recipient" means the entity receiving the Material.

2. The Material is the property of the Providor and the Recipient shall use Material solely for research purposes of the R&D Program as contemplated in the Collaborative Research R&D Agreement. GENENCOR's use of the Material will take place in the laboratories of Genencor

                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement

located at 180 Kimball Way, So. San Francisco, CA 94080, or such other place as agreed to by the Parties. DuPont's use of the Material shall take place in the laboratories of DuPont located in Wilmington, DE, or such other place as agreed to by the parties.

3. Neither Party shall use Material transferred to it in research that is subject to consulting or licensing obligations to any third Party. Neither Party shall transfer any Material transferred to it to any third Party without the prior written approval of the Provider. Each Party reserves the right to distribute its own Original Material to others and to use it for its own purposes.

4. In the event the research described above in Paragraph 2 is completed or five
(5) years has elapsed from 1 September 1995, the Effective Date of the Collaborative Research & Development Agreement, whichever occurs first, the Original Material will be destroyed by the Recipient, returned to the Provider or otherwise disposed of, or the arrangement continued as mutually agreed to in writing by DuPont and Genencor.

5. It is the intent of the parties to this Agreement that inventions arising from use of the Material identified in Paragraph 1 above, regardless of inventorship, shall be owned jointly by the Parties subject to contractual rights of each Party relating to the right to use such Inventions for commercial purposes as set forth in the Collaborative Research and Development Agreement.

6. Each Party will use the Material in compliance with all laws and regulations, including current EPA, FDA, USDA and NIH Guidelines for work with recombinant DNA, and for transport of materials and protection of the environment.

7. The Material is understood to be experimental in nature, is not for human use or for use in animals intended for food, and IT IS PROVIDED BY BOTH PARTIES WITHOUT WARRANTY OF ANY SORT, EXPRESS OR IMPLIED. Provider makes no representation that the use of the Material will not infringe any patent or other proprietary right, and no grant, right or license under any of Provider's patents or patent applications is granted by implication. Recipient shall hold Provider harmless from any loss, claim, damage, illness, or injury to persons or property whatever the cause may be arising out of or pertaining to Recipient's use of the Material.

8. Any ambiguity or conflict regarding the interpretation, rights or obligations of the Parties pursuant to this Material Transfer Agreement as it relates to the research, development or commercialization of Compound X , shall be controlled by the terms of the Collaborative Research and Development Agreement. Additionally, to the extent any terms (such as "Compound X") used in this Agreement are defined in the Collaborative Research and Development Agreement, such definitions shall apply to this Agreement as if expressly stated herein.

                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective 1 September 1995.

GENENCOR INTERNATIONAL, INC.                 E.I. DU PONT DE NEMOURS AND COMPANY



By:                                          By:
     ---------------------------------          --------------------------------
     Title:Sr. V.P. of Commercial and             Title:Sr. V.P. of R&D
           Legal Affairs


Date:                                        Date:
     ---------------------------------            ------------------------------

                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement

                                  Appendix 10.6

1) GEN I MILESTONE HAS BEEN MET AND PAID EARLIER SO THE TARGET IS MILESTONE OF GEN II.

2)      DUPONT CANCELS IN MONTH 36 (THERE BEING NO BREACH BY GENENCOR AS CAUSE).

3)      TESTING OF THE DESIGNATED ORGANISM TAKES PLACE.

4) WITH RESULTS OF TEST WE CALCULATE X FOR THE TECHNICAL METRICS. LETS USE TITER AS THE EXAMPLE.

        ***

5)      ***

                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement

                             Appendix 10.6 continued

***

                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement

                             Appendix 10.6 continued

                                MILSTONE PAYMENT
***

                                                                DuPont, Genencor
                                                     Collaborative R&D Agreement
                                  APPENDIX 10.7

                      This Example illustrates proportionate royalties.

ASSUME:

        1) DuPont terminatates the Agreement (for other than breach by Genencor) after 4 years.

        2) The best Designated Organism designated by Genencor achieved an average CCOM target of ***, then the applicabale royalty calculation would be:

***

Hypothetical:

***

                                  [LETTERHEAD]


                                                                    23 July 1997

Ray Chandra
Director, Business Development
Genencor International, Inc.
4 Cambridge Plane
1870 South Winton Road
Rochester, NY  14618

Dear Ray:

        In accordance with the Resolution approved on 10 July 1997 by the Steering Committee of the Joint DuPont/Genencor Development Team, we hereby propose that effective as of the date of the acceptance below, the Collaborative Research and Development Agreement between our respective companies dated 01 September 1995, shall be amended to read as indicated below. Accordingly, the original text of the sections of the Collaborative Research and Development Agreement indicated below shall be canceled and the following text substituted respectively therefor. No other terms have been amended and the remainder of the Agreement remains in force.

2.3     GENENCOR Research and Development Expenses

        (a) R&D Expenses, DUPONT will pay GENENCOR's fully allocated R&D expenses for work on the R&D Program up to a maximum of *** per year for *** years and *** months as adjusted for inflation according to Paragraph 2.4. This payment is based on the man-month(s) expended by GENENCOR in support of the R&D Program.


                                    TABLE II
                            Time Lines/Payment Amount

                            Estimated Completion Date
R&D Goal                    From Start of R&D Program     Payment to GENENCOR
--------                    -------------------------     -------------------
GEN I                               ***                           ***



GEN II                              ***                           ***



                                    ***                   Payment to GENENCOR
                                                          -------------------
GEN III                                                           ***



1    Based on recovered Compound X, assuming *** recovery.
2 For yield rates of GEN III between the stated ratios of Table II, the milestone payment will be interpolated.

6.5 Royalty Payment. Royalties will be paid monthly within sixty (60) days after the last day of each month, for a period of *** years from the beginning of the Commercial Phase or *** years and *** months from Effective Date of the Agreement whichever period is shorter.

10.1 Term of the Agreement. This Agreement, unless terminated sooner as provided elsewhere herein, shall expire five (5) years and six (6) months from the Effective Date of the Agreement, which term can be extended by mutual agreement of the Parties.

        Appendix 9.2 Master Material Transfer Agreement for Biological Materials

        4. In the event the research described above in Paragraph 2 is completed or five(5) years and six (6) months has elapsed from 1 September 1995, the Effective Date of the Collaborative Research & Development Agreement, whichever occurs first, the OriginalMaterial will be destroyed by the Recipient, returned to the Provider or otherwise disposed of, or the arrangement continued as mutually agreed to in writing by DuPont and Genencor.

        In keeping with subparagraph 11.7 of the Collaborative Research and Development Agreement, please indicate acceptance of the foregoing proposal by obtaining the signature of an authorized officer of Genencor and returning to me the enclosed duplicate of this letter.

        We look forward to the continued success of this joint work.

                                            Very truly yours,

                                            E.I. DU PONT DE NEMOURS AND COMPANY


                                            By:        /s/ Robert R. Dorsch
                                                 --------------------------
                                                 Robert R. Dorsch, Ph.D
                                                 Director, Biotechnology
                                                 Development Corporate New
                                                 Business Development


ACCEPTED the  19  day of August, 1997       ACCEPTED the __ day of______, 1997


GENECOR INTERNATIONAL, INC.                 E. I. DU PONT DE NEMOURS AND COMPANY

By: /s/ Stuart L. Melton                    By:  /s/ Joseph A. Miller
   ----------------------------------          ---------------------------------
Title: Senior Vice President of Commercial     Joseph A. Miller, Ph.D.
& Legal Affairs                                Senior Vice President
                                               Research and Development

                                  [LETTERHEAD]


                                                                  March 31, 1998

Ray Chandra
Director, Business Development
Genencor International, Inc.
4 Cambridge Plane
1870 South Winton Road
Rochester, NY  14618

Dear Ray:

        Re: Second Letter Amendment to the 1 September 1995 Collaborative Research and Development Agreement

        DuPont and GCI have learned much in the 2.5 years since embarking on this Collaborative Research and Development Agreement (Agreement). One important understanding is that the technical milestones of *** are related and are not independent factors in producing 1,3-propanediol from *** with a biocatalyst.

        In light of this understanding, the parties wish to amend the Agreement to better recognize the attainment of milestones in the development of this technology. Accordingly, the text of the paragraphs of the Agreement indicated below shall be deleted and the following text inserted respectively therefor as indicated. No other terms have been amended and the remainder of the Agreement as effective 1 September 1995 and as first amended on 23 July 1997 remains in force.

        Paragraph 3.1 shall upon amendment read in its entirety as follows:

3.1 R&D based Milestones. Upon agreement by the Parties based on the Steering Committee's review of the scientific data and results of the R&D Program that a particular R&D Milestone (Generation I, II, or III) was achieved, DuPont will make certain non-refundable, lump sum payments to GENENCOR. The Parties agree that the concept of "Contract Pennies" (CP), an economic equivalent of the combined, weighted effect of the parameters of ***, will be used to determine when an R&D Milestone is attained.

                                             ***

***
        The technical parameters used to calculate CP to trigger Milestone lump sum payments are set out in Table I. The timelines or other factors affecting payment and the relevant payment amounts are set out in Table II.

        Paragraph 3.2 shall upon amendment read in its entirety as follows:

3.2     Generation I and II Milestones.

        (a) The Generation II Milestone is reached when the "CP" is equal to or better than ***. The values for *** must individually be equal to or better than *** of the respective GENII technical parameter in Table I. The Generation II Milestone must be met at the *** scale or larger.

        (b) Alternatively, in the event that DuPont or DuPont's designee starts physical construction of a market development facility for the production of Compound X or begins production in an analogous facility before the Generation II Milestone is met under the terms of Paragraph 3.2(a), DuPont will recognize that the Generation II Milestone has been achieved and will pay GENENCOR the Generation II Milestone payment. The amount of the Generation II Milestone payment due to GENENCOR under this paragraph will be determined by reference to Table II. For the purposes of this Paragraph 3.2(b) only, the "Estimated Completion Date" of Table II is the date that physical construction of the market development facility is begun.

        (c) To recognize the substantial progress of the Parties and although the explicit original GenI Technical Milestones as set out in the 1 September 1995 Agreement have not been met to date, DuPont shall make a progress payment to GENENCOR of ***. GENENCOR agrees that no other payment for the attainment of GenI Technical Milestones is due.

        Paragraph 3.3 shall upon amendment read in its entirety as follows:

3.3 Generation III Milestone. The Generation III Milestone payment is triggered when CP is equal to or better than *** processing at a scale of *** or larger, or when the equivalent CP for an alternative process is met. The parameters of *** must individually be equal to or better than 0.70 of the GENIII target in Table I to trigger the Generation III Milestone. The method for translating the batch process parameters to alternative process parameters will be agreed upon by the Parties through the Steering Committee promptly after the attainment of the Generation II Milestone under Paragraph 3.2(a) or 3.2(b). Additionally, the GENIII Milestone requires that a) the GENIII strain be sufficiently genetically stable and biologically robust to operate on a commercial scale; b) strain design is consistent with regulatory requirements; and
        c) *** media requirements are consistent with ultimate commercialization at a CCOM of ***. The items a), b), and c) parameters will be agreed upon by the Parties through the Steering Committee promptly after the attainment of the Generation II Milestone under Paragraph 3.2(a) or 3.2(b).

        Table I upon amendment shall read in its entirety as follows:

                                     Table I

                              TECHNICAL PARAMETERS

     R&D Goal                   ***                     ***                       ***
     --------
     GEN I                      ***                     ***                       ***
     GEN II                     ***                     ***                       ***
     GEN III                    ***                     ***                       ***

***

        Table II upon amendment shall read in its entirety as follows:

                                    TABLE II
                            TIME LINES/PAYMENT AMOUNT

                            Estimated Completion Date
R&D Goal                    From Start of R&D Program     Payment to GENENCOR
--------                    -------------------------     -------------------
GEN I                                   ***                       ***
GEN II                                  ***                       ***
                                        ***               Payment to GENENCOR
                                                          -------------------
GEN III                                 ***                       ***

1 For yield of GEN III between the stated ratios of Table II, the milestone payment will be interpolated.

        Paragraph 10.6 (a) upon amendment shall read in its entirety as follows:

10.     R&D Milestone Payments.

        (a) R&D Milestones Payments. Following termination of this Agreement, the basis for determining whether or not a particular R&D Milestone payment is due and the amount of such payment shall be the results of testing of Designated Organisms designated by GENENCOR as in Paragraph 10.5 above. To qualify for a given R&D-based Milestone payment, a Designated Organism must meet the performance standards for CP set out in Article 3 herein, provided that the parameters of *** must individually equal or better *** of the GENX technical parameters of Article 3, Table I.

        In keeping with subparagraph 11.7 of the Collaborative Research and Development Agreement, please indicate acceptance of the foregoing amendments and terms by obtaining the signature of an authorized officer of Genencor. Please return one fully executed copy of the document to me.

        We look forward to the continued success of this collaborative effort.


                                            Very truly yours,

                                            E.I. DU PONT DE NEMOURS AND COMPANY


                                            By:        /s/ Robert R. Dorsch
                                                 --------------------------
                                                 Robert R. Dorsch, Ph.D
                                                 Director, Biotechnology
                                                 Development Corporate New
                                                 Business Development

ACCEPTED the 7th day of May, 1998           ACCEPTED the 25 day of April, 1998


GENECOR INTERNATIONAL, INC.                 E. I. DU PONT DE NEMOURS AND COMPANY

By: /s/ Stuart L. Melton                    By:  /s/ Joseph A. Miller
   ----------------------------------          ---------------------------------
Title: Senior Vice President                   Joseph A. Miller, Ph.D.
      -------------------------------          Senior Vice President
                                               and General Manager Central
                                               Research and Development

                                                                19 February 1999



W. Thomas Mitchell
President and Chief Executive Officer
Genencor International, Inc.
4 Cambridge Place
1870 South Winton Road
Rochester, NY 14618

Dear Tom:

        RE: THIRD LETTER AMENDMENT TO THE COLLABORATIVE RESEARCH & DEVELOPMENT AGREEMENT OF 1 SEPTEMBER 1995

        On 25 January 1999, you, as President and CEO of Genencor International, Inc. ("Genencor") having authority to act on Genencor's behalf, and I, with authority to act on behalf of E. I. du Pont de Nemours and Company ("DuPont"), met to discuss the relationship of the two organizations and our mutual interest in the success of this important R&D Program. This letter memorializes those constructive discussions and specifically amends the Collaborative Research and Development Agreement as set out below.

        The parties reached several understandings. The parties recognize that the reimbursement rate of R&D expenses that was mutually satisfactory as of the date of original 1995 Agreement, now no longer adequately reimburses Genencor for the current cost of its Scientific Personnel working on the R&D Program. The parties recognize Genencor's need to maintain its leadership position with respect to its "Directed Evolution Technology" as well as the usefulness of that technology to accelerating the technical success of the R&D Program. The parties anticipate that the Generation II Milestone will be reached in mid-1999 and then successfully demonstrated at the *** scale or larger, accomplishments leading to a determination by the Steering Committee that the Generation II Milestone was met and triggering the applicable Milestone Payment. The parties further recognize Genencor can make valuable technical contributions to DuPont's decision-making process with respect to scale-up and manufacture, particularly as it relates to the timely selection of a ***, and so influence DuPont's decision whether to commercialize the technology. The parties further recognize that DuPont is assessing the business opportunity for 3GT fiber made with 1,3-propanediol and that DuPont expects to reach a decision point on the commercialization of 3GT products within 12 months of the date of this letter amendment, at which time a negative decision on commercialization will trigger timely re-negotiation or termination of the R&D Program Collaborative Research and Development Agreement. The parties further appreciate that the effect of a decision by DuPont to not commercialize fiber made with 1,3-propanediol would cause Genencor to lose an opportunity to realize revenue from its contributions to the R&D Program.

        In recognition of these considerations, the parties agree to the following:

        1. DuPont accepts Genencor's offer for Kenneth F. Herfert, Vice President Development, to participate in setting the criteria for selection of a *** and to consult in DuPont's manufacturing efforts in order to enhance the successful commercialization of Bioprocess 1,3-propanediol; and

        2. Effective 1 January 1999, the parties hereby amend the Collaborative Research and Development Agreement dated 01 September 1995 and subsequently amended 19 August 1997, and 31 March (hereinafter collectively "the Agreement as amended"), for a third time to read as indicated below. No other paragraphs have been amended or added than those set out below in full and the remainder of the Agreement as previously amended remains in force.

                                    ARTICLE I
                                   DEFINITIONS

1.9 "Compound X" shall mean *** and 1,3-propanediol and derivatives of 1,3-propanediol. For purposes of calculating the R&D-Based Milestones under ARTICLE 3, the Royalty Payments To GENENCOR under ARTICLE 6, and for calculations under Paragraphs 10.6-10.7 of ARTICLE 10, "Compound X" shall mean 1,3-propanediol.

1.24 "Directed Evolution Technology" shall mean equipment, techniques, materials (such as DNA, RNA, vehicles, constructs, vectors, plasmids, cosmids, proteins, and cells) or methods useful for high frequency nucleic acid mutagenesis, genetic recombination and for the enrichment of strains or genes with improved traits from a population by selection or screening. Directed Evolution Technology can be applied toward desired phenotypic characteristics of strains or toward altered enzymes in microbial pathway engineering.

                                    ARTICLE 2
                 COLLABORATIVE RESEARCH AND DEVELOPMENT PROGRAM

2.2     Research and Development Program

        (a) GENENCOR agrees to apply its Directed Evolution Technology to the R&D Program and to provide DuPont with results obtained from such application showing an improvement over the starting material(s) based on the stated intent of the experiment, such results to include Materials as defined in the Master Biological Material Transfer Agreement, Appendix 9.2 ("Results"). GENENCOR will disclose to DUPONT sufficient information for DUPONT to make use of the Results in the DuPont Field, except that GENENCOR shall have no obligation to disclose to DUPONT information on the underlying experimentation, techniques or analyses leading to the Results to the extent said information would provide DUPONT enabling disclosure of the Directed Evolution Technology.

2.3     GENENCOR Research and Development Expenses

        (a) R&D expenses. DUPONT and GENENCOR agree that as of 1 January 1999 and for the remaining term of the Agreement as amended, DUPONT shall pay GENENCOR for R&D expenses for work on the R&D Program at the rate of *** per each of the full time equivalent Scientific Personnel assigned to the R&D Program. The rate set for Scientific Personnel includes the cost of Support Personnel and overhead.

        (d) Promptly upon the acceptance hereof by DUPONT, GENE NCOR will invoice DUPONT, at the rate effective prior to January 1, 1999, for GENENCOR'S fully allocated R&D expenses in the amount of *** for GENENCOR's man-months expended on the R&D Program utilizing Directed Evolution Technology prior to December 31, 1998, but not reimbursed by DUPONT. Any man-months expended by GENENCOR personnel on or after January 1, 1999 applying Directed Evolution Technology on the R&D Program will be reimbursed consistent with Paragraph 2.3(a) as amended.

                                    ARTICLE 3
                              R&D-BASED MILESTONES

3.4 Timing of Payment. Promptly, and no later than sixty (60) days after the Steering Committee determines that a Milestone has been met, DUPONT shall pay GENENCOR the applicable Milestone Payment, with the further special condition that, upon the Steering Committee's determination that the Generation II Milestone was met and is due and payable, DUPONT may make the applicable Milestone Payment as late as 31 January 2000.

                                    ARTICLE 5
                            PRODUCT COMMERCIALIZATION

5.4 DUPONT Non-Commercialization of the R&D Bioprocess. In the event DUPONT elects to commercialize 3G in an amount of at least *** per year by means of a manufacturing route other than that of the Bioprocess, this decision made by DUPONT under conditions where the Generation III performance targets were reached or at the time the decision is made the projected full costs and investment of a Bioprocess route to 1,3-propanediol is at least twenty (20) percent less than the equivalent projected full costs and investment of a chemical route to 1,3-propanediol, then GENENCOR shall upon written notice to DUPONT be released from the exclusive license it granted to DUPONT to Patent Rights under Article 7.2 for Compound X Inventions as they relate or lead to the bioproduction of ***, thereby granting GENENCOR the royalty-free right and license, including the right to sublicense, to make use, have made, sell or import *** other than as a precursor to 1,3-propanediol using Compound X Inventions and Patent Rights. DUPONT agrees to disclose to GENENCOR the set of methodologies and metrics used to calculate the projected full costs and investment of the Bioprocess and chemical routes to 1,3-propanediol. DuPont shall have no obligation to disclose to GENENCOR any information on the underlying process design technology of the chemical route to 1,3-propanediol used in this calculation.

                                    ARTICLE 7
                              INTELLECTUAL PROPERTY

7.10 Notwithstanding Section 7.1 of the 1995 Agreement the Parties hereby agree that any Inventions and Patent Rights regardless of inventorship arising from the application of Directed Evolution Technology to the R&D Program shall be solely owned by GENENCOR and GENENCOR grants no right, title, interest or license, express or implied, in Directed Evolution Technology or the Results and DUPONT acquires no right, title, interest or license in Directed Evolution Technology or the Results except that GENENCOR grants DUPONT an exclusive license, including the right to sublicense to its Affiliates, to use the Results solely for the manufacture or toll manufacture, use, sale, import and export of Compound X in any country.

7.11 GENENCOR represents and warrants that it has good title (either as owner or as a licensee) to Directed Evolution Technology. As of the date of this Third Letter Amendment GENENCOR, to the best of its knowledge, is not aware of any third party patents which are infringed by performing the methodologies of GENENCOR's Directed Evolution Technology. Nothing contained herein shall be interpreted as a warranty, express or implied as to the patentability, enforceability or validity of the licensed Directed Evolution Technology.

                                    ARTICLE 9
                                 CONFIDENTIALITY

9.2(a) The Parties agree that any Materials transferred to DUPONT as part of the Results arising from application of GENENCOR's Directed Evolution Technology hereunder shall be controlled by the Master Material Transfer Agreement (except for Paragraph 5 thereof).

9.8 DUPONT acknowledges that the Directed Evolution Technology is the proprietary property of GENENCOR and that all or part of the Directed Evolution Technology constitutes a trade secret of GENENCOR. Accordingly, DUPONT agrees that to the extent any information on the underlying experimentation, techniques or analyses relating to the application of Directed Evolution Technology (as opposed to the Results) is disclosed to DUPONT, DUPONT shall, subject to the exception set forth in Section 9.1(a)-(e), keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided in this Agreement.

                                   ARTICLE 11
                            MISCELLANEOUS PROVISIONS

11.17 Any ambiguity or conflict regarding the interpretation, rights or obligation of the Parties pursuant to this Third Letter Amendment to the Collaborative Research and Development


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

        Agreement of 1 September 1995 shall be controlled by this Third Letter Amendment to the Collaborative Research and Development Agreement of 1 September 1995.

        In keeping with subparagraph 11.7 of the Collaborative Research and Development Agreement, please indicate acceptance of the foregoing amendments by obtaining the signature of a duly authorized officer of Genencor and returning to me the enclosed duplicate of this letter.

        We look forward to the continued success of this work.

                                            Very truly yours,

                                            /s/ Bruce A.  Whitehouse

                                            Bruce A. Whitehouse

ACCEPTED,                                   ACCEPTED,
the 23rd day of February, 1999              the 22nd day of February, 1999


GENECOR INTERNATIONAL, INC.                 E. I. DU PONT DE NEMOURS AND COMPANY


By:  /s/ W. Thomas Mitchell                 By:  /s/ George F. MacCormack
   ---------------------------                 ------------------------------
     W. Thomas Mitchell                        George F. MacCormack
     Title: President and                      Title: Group Vice President for
            Chief Executive Officer                   Polyester



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